UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2025

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market

Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of July 2, 2025, Mr. Dean Ditto has agreed to serve as Banzai International, Inc.’s (the “Company”) Chief Financial Officer, effective immediately. Mr. Ditto replaces Interim Chief Financial Officer, Alvin Yip. There are no family relationships between Mr. Ditto and any of the Company’s directors or other executive officers. There is no arrangement or understanding between Mr. Ditto and any other person pursuant to which Mr. Ditto was selected as Chief Financial Officer. There have been no transactions involving Mr. Ditto that would be required to be disclosed by Item 404(a) of Regulation S-K.

Prior to joining Banzai, Mr. Ditto served in various CFO roles leading finance, capital markets, accounting, and reporting teams. Mr. Ditto served as the co-founder and Chief Financial Officer for Delta CXO LLC., from February 2024 to July 2025. From April 2022 to February 2024 Mr. Ditto served as the Chief Financial Officer for Akerna Corp. From December 2020 to August 2022 Mr. Ditto served as the Chief Financial Officer for Mydecine Innovations Group, Inc. From June 2019 to September 2020 Mr. Ditto served as the Chief Financial Officer for Sigue Corporation. Mr. Ditto attended Albion College from 1984 to 1988 where he received his Bachelors in Economics and Management, and then attended Indiana University’s Kelley School of Business from 1991 to 1993 where he received his M.B.A in Finance.

In connection with Mr. Ditto’s appointment as Chief Financial Officer, on July 1, 2025, the Company and Mr. Ditto entered into an employment offer letter (the “Offer Letter”), which has an effective date of July 2, 2025. Pursuant to the Offer Letter, Mr. Ditto (i) is entitled to receive an annual salary of $275,000 per annum; and (ii) will be eligible to receive an annual incentive cash bonus of $100,000, subject to the achievement of certain goals, the specifics of which will be agreed upon at a later date. In addition to his annual salary, the Company will recommend to the Company’s Board of Directors that Mr. Ditto receive the equivalent of $100,000 in Restricted Stock Units (“RSUs”) of the Company’s common stock. The RSUs will vest quarterly and the last ¼ will become fully exercisable 12 months after they are approved by the Board of Directors. The equity will be subject to the terms and conditions of the Company’s 2023 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter, by and between Banzai International, Inc. and Dean Ditto, effective July 2, 2025.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer